Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES FIRST QUARTER FISCAL 2022 RESULTS + Company Enters Fiscal Year With Strong Profit Margins and Earnings Growth; Reaffirms Guidance for Full Year + Quarterly Revenue Increase of 1.7 percent over the Prior Year Period to $2.0 billion, and Revenue, Excluding Billable Expenses1 Growth of 1.9 percent + Annual Diluted Earnings Per Share of $0.67 and Adjusted Diluted Earnings Per Share1 of $1.07 + 16.5 percent Increase in Total Backlog to $26.8 billion and Strong Margin Results + Quarterly Dividend of $0.37 per Share “Our first quarter performance was in line with our expectations, and we made strong progress on near-term priorities, including an acceleration in hiring, completing the acquisition of Liberty IT Solutions, and continued investment in our people as we recover from the COVID-19 pandemic. Our people continue to provide excellent service to clients as we bring transformative technologies to critical missions through flexible, effective delivery models. We are pleased to reaffirm our guidance for the full year.” — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; July 30, 2021 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the first quarter of fiscal 2022. In the first quarter of fiscal 2022, the Company delivered solid overall performance, reaffirming full-year guidance announced in May 2021. The strategically aligned acquisition of Liberty IT Solutions, LLC ("Liberty") that closed in June 2021 has begun to generate positive impacts on the business as integration has proceeded smoothly. The Company reported continued strong Adjusted EBITDA1 margin and bottom line performance, headcount, and backlog growth. The Company reported the following first quarter fiscal 2022 results as compared to the first quarter fiscal 2021: quarterly revenue growth of 1.7 percent and a 1.9 percent quarterly increase in Revenue, Excluding Billable Expenses1; Net Income decreased by 28.8 percent to $92.1 million, and Adjusted Net Income1 increased by 12.3 percent to $145.9 million; Adjusted EBITDA1 increased 11.8 percent to $238.1 million; Adjusted EBITDA Margin on Revenue1 was 12.0 percent; and Diluted EPS was $0.67, down $0.25 or 27.2 percent, while Adjusted Diluted EPS1 was $1.07, up $0.14 or 15.1 percent. Compared to the first quarter fiscal 2021, in the first quarter fiscal 2022 total backlog increased by 16.5 percent to $26.8 billion and the quarterly book-to-bill ratio was 1.30x, and total headcount was 1,177 higher, an increase of 4.3 percent, and 831 higher than the end of the prior quarter. 1 FIRST QUARTER FY22 (changes are compared to prior fiscal year) REVENUE: $1.99B +1.7 % EX. BILLABLE EXPENSES1: $1.43B +1.9 % OPERATING INCOME: $141.3M (26.4) % ADJ. OPERATING INCOME1: $213.1M +10.8 % NET INCOME: $92.1M (28.8) % ADJUSTED NET INCOME1: $145.9M +12.3 % EBITDA: $169.0M (20.5) % ADJUSTED EBITDA1: $238.1M +11.8 % DILUTED EPS: $0.67 down from $0.92 ADJUSTED DILUTED EPS1: $1.07 up from $0.93 FINANCIAL SUMMARY First Quarter ended June 30, 2021 - A summary of Booz Allen’s results for the First Quarter of fiscal 2022 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the First Quarter posted on investors.boozallen.com.

FINANCIAL OUTLOOK The Company reaffirms its previously provided fiscal 2022 guidance, as noted in the table below: CONFERENCE CALL INFORMATION Booz Allen Hamilton will host a conference call at 8 a.m. EDT on Friday, July 30, 2021, to discuss the financial results for its first quarter fiscal 2022. Analysts and institutional investors may participate on the call by dialing (877) 375-9141, International: (253) 237-1151; using the passcode 9367017. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on July 30, 2021 and continuing for 30 days. 1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail. 2 Assumes an effective tax rate of 22–24%; an average share count of 134–137 million, and interest expense of $92-95 million. 2 For the first quarter of fiscal 2022, net cash used in operating activities was $10.7 million, as compared to $140.4 million net cash provided by operating activities in the prior year period. Free cash flow1 was $(19.7) million, as compared to $120.4 million in the prior year period, and includes one-time impacts from the closing of the Liberty acquisition. The Company declared a regular quarterly dividend of $0.37 per share, which is payable on August 31, 2021 to stockholders of record on August 16, 2021. ABOUT BOOZ ALLEN HAMILTON For more than 100 years, military, government, and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital solutions, engineering, and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder-to-shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision. With global headquarters in McLean, Virginia, our firm employs approximately 28,600 people globally as of June 30, 2021, and had revenue of $7.9 billion for the 12 months ended March 31, 2021. To learn more, visit www.boozallen.com. (NYSE: BAH) OPERATING PERFORMANCE PRIOR FISCAL 2022 GUIDANCE NEW FISCAL 2022 GUIDANCE Revenue Growth 7.0 – 10.0% Unchanged Adjusted EBITDA Margin on Revenue Mid 10% Unchanged Adjusted Diluted EPS2 $4.10 – $4.30 Unchanged Net Cash Provided by Operating Activities $800 – $850 million Unchanged

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before: financing transaction costs, supplemental employee benefits due to COVID-19 and acquisition- related costs, including significant acquisition amortization. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non- recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including financing transaction costs, supplemental employee benefits due to COVID-19, and acquisition- related costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) acquisition costs, (ii) financing transaction costs, (iii) supplemental employee benefits due to COVID-19, (iv) significant acquisition amortization, (v) release of income tax reserves, and (vi) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. Booz Allen views Adjusted Net Income as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method as disclosed in the footnotes to the consolidated financial statements of the Company's Form 10-K for the fiscal year end March 31, 2021. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance 3 measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2022. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. In addition, management may discuss its expectation for EBITDA margin for fiscal 2022 from time to time. A reconciliation of EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. administration transition; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; 4

5 • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (FAR), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of COVID-19, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or IDIQ, contracts; • the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the implementation and operation of new financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limit such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; and • the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 21, 2021. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations (UNAUDITED) 6 Three Months Ended June 30, (Amounts in thousands, except per share data) 2021 2020 Revenue $ 1,989,066 $ 1,956,453 Operating costs and expenses: Cost of revenue 962,719 948,902 Billable expenses 555,545 549,077 General and administrative expenses 301,800 245,855 Depreciation and amortization 27,745 20,732 Total operating costs and expenses 1,847,809 1,764,566 Operating income 141,257 191,887 Interest expense (21,270) (20,235) Other (expense) income, net (533) (836) Income before income taxes 119,454 170,816 Income tax expense 27,352 41,487 Net income $ 92,102 $ 129,329 Earnings per common share: Basic $ 0.68 $ 0.93 Diluted $ 0.67 $ 0.92 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share data) June 30, 2021 March 31, 2021 (Unaudited) Assets Current assets: Cash and cash equivalents $ 621,862 $ 990,955 Accounts receivable, net 1,672,772 1,411,894 Prepaid expenses and other current assets 182,181 233,323 Total current assets 2,476,815 2,636,172 Property and equipment, net of accumulated depreciation 195,930 204,642 Operating lease right-of-use assets 237,923 239,374 Intangible assets, net of accumulated amortization 609,762 307,128 Goodwill 1,925,151 1,581,160 Other long-term assets 539,361 531,125 Total assets 5,984,942 5,499,601 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 77,865 $ 77,865 Accounts payable and other accrued expenses 823,178 666,971 Accrued compensation and benefits 337,379 425,615 Operating lease liabilities 55,767 54,956 Other current liabilities 76,724 65,698 Total current liabilities 1,370,913 1,291,105 Long-term debt, net of current portion 2,770,791 2,278,731 Operating lease liabilities, net of current portion 259,707 263,144 Deferred tax liabilities 321,631 364,461 Other long-term liabilities 238,367 230,984 Total liabilities 4,961,409 4,428,425 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 163,464,754 shares at June 30, 2021 and 162,950,606 shares at March 31, 2021; outstanding, 135,429,357 shares at June 30, 2021 and 136,246,029 shares at March 31, 2021 1,635 1,629 Treasury stock, at cost — 28,035,397 shares at June 30, 2021 and 26,704,577 shares at March 31, 2021 (1,327,601) (1,216,163) Additional paid-in capital 577,228 557,957 Retained earnings 1,799,029 1,757,524 Accumulated other comprehensive loss (26,758) (29,771) Total stockholders’ equity 1,023,533 1,071,176 Total liabilities and stockholders’ equity $ 5,984,942 $ 5,499,601 77

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows (UNAUDITED) 8 Three Months Ended June 30, (Amounts in thousands) 2021 2020 Cash flows from operating activities Net income $ 92,102 $ 129,329 Adjustments to reconcile net income to net cash (used in) provided by operating activities: Depreciation and amortization 27,745 20,732 Noncash lease expense 13,581 13,242 Stock-based compensation expense 12,444 10,833 Amortization of debt issuance costs 1,129 1,070 Loss on debt extinguishment 2,515 — (Gains) losses on dispositions, and other (27) 3 Changes in assets and liabilities: Accounts receivable, net (220,112) (62,570) Deferred income taxes and income taxes receivable / payable 22,323 35,027 Prepaid expenses and other current and long-term assets (8,874) (10,381) Accrued compensation and benefits (75,509) (36,294) Accounts payable and other accrued expenses 121,862 50,864 Other current and long-term liabilities 159 (11,437) Net cash (used in) provided by operating activities (10,662) 140,418 Cash flows from investing activities Purchases of property, equipment, and software (9,008) (20,058) Cash paid for acquisitions, net of cash acquired (665,583) — Cash paid for cost method investment (2,000) — Net cash used in investing activities (676,591) (20,058) Cash flows from financing activities Proceeds from issuance of common stock 5,758 4,423 Stock option exercises 1,794 3,125 Repurchases of common stock (123,805) (85,899) Cash dividends paid (51,641) (43,832) Repayments on revolving credit facility and term loan (60,973) (119,466) Net proceeds from debt issuance 487,027 — Proceeds from revolving credit facility 60,000 — Net cash provided by (used in) financing activities 318,160 (241,649) Net decrease in cash and cash equivalents (369,093) (121,289) Cash and cash equivalents — beginning of period 990,955 741,901 Cash and cash equivalents — end of period $ 621,862 $ 620,612 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 6,713 $ 19,032 Income taxes $ 1,673 $ 3,123 Supplemental disclosures of non-cash investing and financing activities Share repurchases transacted but not settled and paid $ 3,041 $ 344 8

Exhibit 4 - Booz Allen Hamilton Holding Corporation

Non-GAAP Financial Information

(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Revenue, Excluding Billable Expenses		
Revenue	$ 1,989,066	$ 1,956,453
Less: Billable expenses	555,545	549,077
Revenue, Excluding Billable Expenses	$ 1,433,521	$ 1,407,376
Adjusted Operating Income		
Operating Income	$ 141,257	$ 191,887
Acquisition costs (a)	66,789	—
Financing transaction costs (b)	2,348	—
COVID-19 supplemental employee benefits (c)	—	342
Significant acquisition amortization (d)	$ 2,658	$ —
Adjusted Operating Income	$ 213,052	$ 192,229
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses		
Net income	$ 92,102	$ 129,329
Income tax expense	27,352	41,487
Interest and other, net (e)	21,803	21,071
Depreciation and amortization	27,745	20,732
EBITDA	$ 169,002	$ 212,619
Acquisition costs (a)	66,789	—
Financing transaction costs (b)	2,348	—
COVID-19 supplemental employee benefits (c)	—	342
Adjusted EBITDA	$ 238,139	$ 212,961
Adjusted EBITDA Margin on Revenue	12.0 %	10.9 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	16.6 %	15.1 %
Adjusted Net Income		
Net income	$ 92,102	$ 129,329
Acquisition costs (a)	66,789	—
Financing transaction costs (b)	2,348	—
COVID-19 supplemental employee benefits (c)	—	342
Significant acquisition amortization (d)	2,658	—
Release of income tax reserves (f)	—	(29)
Amortization and write-off of debt issuance costs and debt discount	887	454
Adjustments for tax effect (g)	(18,897)	(199)
Adjusted Net Income	$ 145,887	$ 129,897
Adjusted Diluted Earnings Per Share		
Weighted-average number of diluted shares outstanding	136,392,343	139,172,454
Adjusted Net Income Per Diluted Share (h)	$ 1.07	$ 0.93
Free Cash Flow		
Net cash (used in) provided by operating activities	$ (10,662)	$ 140,418
Less: Purchases of property, equipment and software	(9,008)	(20,058)
Free Cash Flow	$ (19,670)	$ 120,360

(a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity. Transaction costs primarily include costs associated with (i) due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees associated with the completion of the acquisition of Liberty IT Solutions, LLC ("Liberty").

(b) Reflects expenses associated with debt refinancing activities incurred during the first quarter of fiscal 2022.

(c) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

(d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty for the first quarter of fiscal 2022.

(e) Reflects the combination of Interest expense and Other (expense) income, net from the condensed consolidated statement of operations.

(f) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(g) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(h) Excludes adjustments of approximately $0.5 million and $0.6 million of net earnings for the three months ended June 30, 2021 and 2020, associated with the application of the two-class method for computing diluted earnings per share.

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1 0 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data As of June 30, (Amounts in millions) 2021 2020 Backlog* Funded $ 3,493 $ 3,437 Unfunded 9,029 4,734 Priced Options 14,295 14,846 Total Backlog $ 26,817 $ 23,017 Three Months Ended June 30, 2021 2020 Book-to-Bill ** 1.30 2.17 ** Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue. As of June 30, 2021 2020 Headcount Total Headcount 28,558 27,381 Consulting Staff Headcount 25,466 24,469 Three Months Ended June 30, 2021 2020 Percentage of Total Revenue by Contract Type Cost-Reimbursable 56% 56% Time-and-Materials 25% 26% Fixed-Price 19% 18% 10 * Backlog presented includes backlog acquired from the Company's acquisition of Liberty IT Solutions, LLC made during the three months ended June 30, 2021. Total backlog acquired from Liberty was approximately $2.2 billion as of June 30, 2021.